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EXHIBIT 21


                     SUBSIDIARIES OF UNITED STATIONERS INC.

UNITED STATIONERS INC.

         UNITED STATIONERS SUPPLY CO.

                  AZERTY INCORPORATED
                  LAGASSE BROS., INC.
                  AZERTY de MEXICO, S.A. de C.V.
                  UNITED WORLDWIDE LIMITED
                  UNITED STATIONERS HONG KONG LIMITED
                  SAH, INC.
                  USS RECEIVABLES COMPANY, LTD.
                  UNITED BUSINESS COMPUTERS, INC.